Exhibit 99.1
Asana Announces CEO Succession Plan

Moskovitz Has Informed Board of His Intention to Retire as CEO Upon the Appointment of a Successor

As Chair, Moskovitz Will Continue Focusing on AI Strategy and
Intends to Maintain His Significant Shareholdings in Asana

Board-led Search for CEO Successor Underway to Lead Asana’s Next Chapter of Growth and Profitability

SAN FRANCISCO, March 10, 2025 -- Asana, Inc. (NYSE: ASAN) (LTSE: ASAN), a leading enterprise work management platform, today announced that Dustin Moskovitz, Co-Founder, CEO and Chair of Asana, has informed the Board of Directors of his intention to transition to the role of Chair when a new CEO begins. The Asana Board has retained a leading executive search firm to execute a search for the company’s next CEO. Moskovitz will remain CEO until a successor begins and intends to maintain his shareholdings in Asana, reflective of his view that the company is positioned for long-term growth.

“As I reflect on my journey since co-founding Asana nearly 17 years ago, I'm filled with immense gratitude. Creating and leading Asana has been more than just building a company—it's been a profound privilege to work alongside some of the most talented minds in the industry to build a platform that is trusted by over 85% of Fortune 500 companies today,” said Moskovitz. “Asana has grown into a multi-product company at the forefront of AI innovation that is transforming how work gets done. I know that Asana is positioned for long-term success and am confident that an experienced leader well-matched to the company’s stage and potential will build on Asana’s strong track record of innovation, including the recent launch of AI Studio, which I believe will usher in a new era of growth and profitability.”

“The Board is engaged in a thorough process to identify the right successor to lead Asana’s next phase of growth,” Moskovitz added. “I will provide my full assistance to the Board and my successor when the time comes. In my role as Chair, I'll focus on what I do best—contributing to product vision, strategic guidance, and helping navigate the AI landscape that's reshaping our industry. I'm looking forward to this more focused contribution while stepping away from the day-to-day operational demands that a CEO must prioritize. I also feel called to dedicate more of my energy to addressing global challenges through Good Ventures and Open Philanthropy. I have great pride in what we are creating together and am confident with these planned changes announced today, Asana’s best days are ahead.”

“On behalf of the entire Board, I want to thank Dustin for his visionary leadership and stewardship of Asana since he founded the company in 2008 with an enduring long-term vision. Under Dustin’s leadership, Asana’s AI-powered work management solutions have achieved tremendous growth and scale. He has always led the company with clarity and purpose, developing an award-winning culture and serving as a mentor to many,” said Lorrie Norrington, Asana’s Lead Independent Director. “Consistent with our succession plans, the Board is working with a leading firm on a comprehensive search to identify a long-term leader with the skills and expertise to accelerate Asana’s growth and path to profitability. As Chair and majority shareholder moving forward, Dustin’s evolved role and oversight will be instrumental in ushering in an exciting new chapter for Asana centered around innovation in AI.”

Exhibit 99.1

Moskovitz co-founded Asana alongside Justin Rosenstein and has served as CEO since October 2010. Under his leadership, the company’s leading enterprise work management solution has empowered over 150,000 customers, millions of users in nearly 200 countries, and has generated over $700 million in revenue annually. Asana’s team has grown significantly across 13 offices globally with an award-winning culture that has been consistently named among Inc. Magazine’s “Best Workplaces.” Prior to founding Asana, Moskovitz co-founded Facebook (now Meta) in February 2004 and served as the Company’s first Chief Technology Officer and VP of Engineering until November 2008. Moskovitz is a co-founder of Good Ventures, a philanthropic foundation whose mission is to help humanity thrive. He is also a co-founder and chairman of Open Philanthropy, a philanthropic funder originally incubated as a partnership between GiveWell and Good Ventures. Moskovitz studied economics at Harvard University prior to joining Facebook full-time in February 2004.

In a separate press release issued today, Asana announced its financial results for the fourth quarter and fiscal year 2025. Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our forward growth and profitability, our market opportunity, the potential and impact of AI, our ability to execute on our current strategies, and our technology and brand position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Further information on risks, including but not limited to, risks and uncertainties related to: the loss one or more of Asana’s key personnel, in particular Asana’s co-founder, President, Chief Executive Officer, and Chair, Dustin Moskovitz, that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Asana
Asana, a leading enterprise work management platform, is where work connects to goals. Over 169,000 customers like Amazon, Accenture, Morningstar, Anthropic, and Suzuki rely on Asana

Exhibit 99.1
to manage and automate everything from goal setting and tracking to capacity planning to product launches. To learn more, visit www.asana.com.

Contacts

Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com
Source: Asana, Inc.